EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

To the board of directors of Divine Skin, Inc.,

We hereby consent to the use in the Prospectus constituting part of the Registration Statement of Divine Skin, Inc. on Form S-1 of our report dated May 18, 2009, on the financial statements of Divine Skin, Inc. as of December 31, 2008 and for the years in the period then ended which appear in such Prospectus. We also consent to the reference of our firm under the caption "Experts" contained in such Registration Statement.

/S/ JEWETT SCHWARTZ WOLFE & ASSOCIATES

Hollywood, Florida

January 25, 2010